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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 18, 2003

                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

                   Delaware                               1-13071                       76-0625124
(State or Other Jurisdiction of Incorporation)   (Commission File Number)   (IRS Employer Identification No.)

          12001 North Houston Rosslyn
                 Houston, Texas                                                           77086
   (Address of Principal Executive Offices)                                             (Zip Code)

       Registrant's telephone number, including area code: (281) 447-8787

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On July 23, 2003, the Company issued the press release set forth in Exhibit 99.1 relating to the death of Michael O'Connor, director and chairman emeritus of the Company.

Also, as previously announced, on May 12, 2003, Hanover reached agreement, subject to court approval, to settle the securities class actions, the ERISA class actions and the shareholder derivative actions against the company. Such agreement was set forth in a Memorandum of Understanding filed with the Securities and Exchange Commission on May 14, 2003.

On July 18, 2003, the parties entered into an Amended Memorandum of Understanding in which the plaintiffs and their counsel in the Angleopoulos (H-03-1064) and the Freeman (H-03-1095) ERISA matters agreed to become parties to the settlement. As partial consideration therefore, it was agreed that $775,000 from the settlement fund would be designated for distribution to the settling ERISA plaintiffs. No additional sums are being paid by the Company or any other party as a result of the settlement of these ERISA class actions.

     The settlement is subject to court approval and could be the subject of an objection by shareholders as well as from plaintiff's counsel to Harbor Finance in the shareholder derivative action who was not a signatory to the agreement reached among the remaining parties.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          10.1 First Amended Memorandum of Understanding
          99.1 Press release dated July 23, 2003

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HANOVER COMPRESSOR COMPANY


Date: July 28, 2003                         By: /s/ John E. Jackson
                                                --------------------------------
                                                Name:  John E. Jackson
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
 Number   Description
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10.1      First Amended Memorandum of Understanding

99.1      Press release dated July 23, 2003